Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities	$18,500,000	$1,714.95

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253385

Dated January 14, 2022

HSBC USA Inc. Capped Buffer GEARS

$18,500,000 Securities Linked to the Russell 2000® Index due on August 6, 2026

Investment Description

These Capped Buffer GEARS (the “Securities”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) linked to the performance of the Russell 2000® Index (the “Underlying Index”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. If the Final Level is equal to or greater than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% times the Upside Gearing of 1.7294, up to the Maximum Gain of 67.20%. If the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the Underlying Index Return times the Upside Gearing of 1.26. If the Final Level is equal to or greater than the Downside Threshold (which is 93% of the Initial Level) but less than the Initial Level, the Issuer will repay the principal amount of the Securities at maturity. However, if the Final Level is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the principal amount, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index in excess of the Buffer. The Initial Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period, and the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period. The Downside Threshold is 93% of the Initial Level. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose up to 93% of your principal. You will be exposed to the market risk of the Underlying Index and any decline in the level of the Underlying Index may negatively affect your return. The downside market exposure to the Underlying Index is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Enhanced Growth Potential, Subject to Maximum Gain:

At maturity, if the Final Level is equal to or greater than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities plus a positive return equal to the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% times the Upside Gearing of 1.7294, up to the Maximum Gain of 67.20%.

At maturity, If the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities plus a positive return equal to the Underlying Index Return times the Upside Gearing of 1.26.

❑	Buffered Downside Market Exposure: If the Final Level is less than the Downside Threshold (which is 93% of the Initial Level), the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in Underlying Index in excess of the Buffer. The downside market exposure to the Underlying Index is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates

Trade Date	January 14, 2022

Settlement Date	January 20, 2022

Initial Valuation Period[1]	Each scheduled trading day from and including January 12, 2022 to and including January 25, 2022 (the “Initial Valuation Date”)

Final Valuation Period[1]	Each scheduled trading day from and including May 4, 2026 to and including August 3, 2026 (the “Final Valuation Date”)

Maturity Date[1]	August 6, 2026
[1] See page 4 for additional details.

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the UNDERLYING INDEX, WHICH CAN RESULT IN A LOSS OF UP TO 93% OF THE PRINCIPAL AMOUNT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc. You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 AND THE MORE DETAILED “RISK FACTORS” BEGINNING ON PAGE S-1 OF THE ACCOMPANYING EQUITY INDEX UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

These terms relate to the Securities. The return on the Securities is limited to, and will not exceed, the Maximum Gain. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.

Underlying Index	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Downside Threshold	Buffer	CUSIP/ISIN
Russell 2000® Index (“RTY”)	67.20%	$16.72	1.7294, if the Final Level is equal to or greater than 130% of the Initial Level; or 1.26, if the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level	93% of the Initial Level	7%	40439N841 / US40439N8415

See “Additional Information About HSBC USA Inc. and the Securities” on page 2 of this document. The Securities offered will have the terms specified in the accompanying prospectus dated February 23, 2021, the accompanying prospectus supplement dated February 23, 2021, the accompanying equity index underlying supplement dated February 23, 2021 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or equity index underlying supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page hereof for a description of the distribution arrangements.

The Estimated Initial Value of the Securities on the Trade Date is $10.18 per Security, which is higher than the price to public. The market value of the Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 5 and “Key Risks” beginning on page 7 of this document for additional information.

	Price to Public	Underwriting Discount(1)	Proceeds to Issuer
Per Security	$10.00	$0.025	$9.975
Total	$18,500,000.00	$46,250.00	$18,453,750.00

(1) See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page hereof.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc.

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of Securities linked to the Underlying Index. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Underlying Index, which will rank equally with all of our other unsecured and unsubordinated debt obligations. Although the offering of Securities relates to the Underlying Index, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated February 23, 2021, the prospectus supplement dated February 23, 2021 and the Equity Index Underlying Supplement dated February 23, 2021. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and beginning on page S-1 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the Equity Index Underlying Supplement, prospectus and prospectus supplement) with the SEC for the offering to which this document relates. Before you invest, you should read the Equity Index Underlying Supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the Equity Index Underlying Supplement, prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Equity Index underlying supplement dated February 23, 2021:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026625/tm217170d5_424b2.htm

♦	Prospectus supplement dated February 23, 2021:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026609/tm217170d2_424b2.htm

♦	Prospectus dated February 23, 2021:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026585/tm217170d7_424b3.htm

As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated February 23, 2021, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated February 23, 2021 and references to the “Equity Index Underlying Supplement” mean the Equity Index Underlying Supplement dated February 23, 2021.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 93% of your initial investment.

♦	You can tolerate a loss of up to 93% of your initial investment, and you are willing to make an investment that may have downside market risk similar to the Underlying Index, subject to the Buffer at maturity.

♦	You believe the Underlying Index will appreciate over the term of the Securities or will not decline below the Downside Threshold (which is 93% of the Initial Level) and that any appreciation of the Underlying Index is unlikely to exceed the Maximum Gain.

♦	You understand and accept that your potential return is limited by the Maximum Gain.

♦	You are willing and able to accept that the Initial Level of will be the arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period, and that the Initial Level may be greater than the level of the Underlying Index at or near the Trade Date.

♦	You are willing and able to accept that the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period, and that the Final Level may be less than the level of the Underlying Index at or near maturity.

♦	You understand and accept the risks associated with the Underlying Index.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Index.

♦	You are willing to hold the Securities to maturity and do not seek an investment for which there is an active secondary market.

♦	You are willing to accept the risk and return profile of the Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

♦	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlying Index.

♦	You are willing to assume the credit risk of HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 93% of your initial investment.

♦	You seek an investment that is designed to return your full principal amount at maturity.

♦	You cannot tolerate the loss of up to 93% of your initial investment, or you are not willing to make an investment that may have downside market risk similar to the Underlying Index, subject to the Buffer at maturity.

♦	You believe that the level of the Underlying Index will decline during the term of the Securities and the Final Level is likely to be less than the Downside Threshold (which is 93% of the Initial Level), and that any appreciation will be greater than the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You are unwilling or unable to accept that the Initial Level of the Underlying Index will be the arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period, or that the Initial Level may be greater than the level of the Underlying Index at or near the Trade Date.

♦	You are unwilling or unable to accept that the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period, or that the Final Level of may be less than the level of the Underlying Index at or near maturity.

♦	You do not understand or accept the risks associated with the Underlying Index.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the Underlying Index.

♦	You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦	You seek current income from your investment or prefer to receive the dividends paid on the stocks included in the Underlying Index.

♦	You are not willing or are unable to assume the credit risk of HSBC, as Issuer of the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. For more information about the Underlying Index, see ”Information About the Underlying Index” herein and the accompanying Equity Index Underlying Supplement. You should also carefully review “Key Risks” herein and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and beginning on page S-1 of the prospectus supplement.

Final Terms

Issuer	HSBC USA Inc.
Issue Price	$10.00 per Security
Principal Amount	$10.00 per Security
Term	Approximately 4 years and 6 months
Trade Date	January 14, 2022
Settlement Date	January 20, 2022
Initial Valuation Date[1]	January 25, 2022
Final Valuation Date[1]	August 3, 2026
Maturity Date[1]	January 6, 2026
Underlying Index	Russell 2000® Index (Ticker: “RTY”)
Buffer	7%
Downside Threshold	93% of the Initial Level
Upside Gearing	1.7294, if the Final Level is equal to or greater than 130% of the Initial Level; or 1.26, if the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level
Maximum Gain	67.20%
Payment at Maturity (per $10 Security)[2]

You will receive a payment on the Maturity Date calculated as follows:

• If the Final Level is equal to or greater than 130% of the Initial Level, the lesser of:

(a) $10 + $10 x [37.80% + (Underlying Index Return - 30%) x the Upside Gearing of 1.7294]; and

(b) $10 + ($10 x Maximum Gain)

• If the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level:

$10 + ($10 x Underlying Index Return x the Upside Gearing of 1.26)

• If the Final Level is equal to or greater than the Downside Threshold but less than the Initial Level:

The Issuer will repay the full principal amount at maturity of $10 per Security.

• If the Final is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index Return in excess of the Buffer. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlying Index Return + Buffer)]

If the Final Level is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlying Index in excess of the Buffer, and you will lose up to 93% of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC and is not guaranteed by any third party.

Underlying Index Return	Final Level – Initial Level Initial Level
Initial Level	The arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period.
Final Level	The arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period
Initial Valuation Period[1]	The Initial Valuation Period will consist of each scheduled trading day for the Underlying Index from and including January 12, 2022 to and including the Initial Valuation Date. Notwithstanding anything to the contrary in the Equity Index Underlying Supplement, if a Market Disruption Event occurs with respect to the Underlying Index on any Scheduled Trading Day during the Initial Valuation Period prior to the Initial Valuation Date, that day will be disregarded for purposes of determining the Initial Level.
Final Valuation Period[1]	The Final Valuation Period will consist of each scheduled trading day for the Underlying Index from and including May 4, 2026 to and including the Final Valuation Date. Notwithstanding anything to the contrary in the Equity Index Underlying Supplement, if a Market Disruption Event occurs with respect to the Underlying Index on any Scheduled Trading Day during the Final Valuation Period prior to the Final Valuation Date, that day will be disregarded for purposes of determining the Final Level.
Calculation Agent	HSBC USA Inc. or one of its affiliates
CUSIP/ISIN	40439N841 / US40439N8415

1 The Initial Valuation Date and the Final Valuation Date may be postponed if that day is not a Scheduled Trading Day with respect the Underlying Index or if a Market Disruption Event occurs with respect to the Underlying Index on that day as described under “Additional Terms of the Notes—Observation Periods” in the accompanying Equity Index Underlying Supplement. In addition, the Maturity Date will be postponed if that day is not a business day or if the Final Valuation Date is postponed as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.

2 Payment at maturity and any repayment of principal is provided by HSBC USA Inc., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

Estimated Initial Value	The Estimated Initial Value of the Securities is higher than the price you pay to purchase the Securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market, if any, at any time.

Investing in the Securities involves significant risks. You may lose UP TO 93% of your principal amount. The downside market exposure to the Underlying Index is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal AT MATURITY, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Investment Timeline

The Initial Level is observed.
The Final Level and Underlying Index Return are determined.

If the Final Level is equal to or greater than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% times the Upside Gearing of 1.7294, but no more than Maximum Gain of 67.20%. Accordingly, the payment at maturity per Security would be the lesser of:

(a) $10 + $10 x [37.80% + (Underlying Index Return - 30%) x the Upside Gearing of 1.7294]; and

(b) $10 + ($10 x Maximum Gain)

If the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10+ ($10 x Underlying Index Return x the Upside Gearing of 1.26)

If the Final Level is equal to or greater than the Downside Threshold (which is 93% of the Initial Level) but less than the Initial Level, the Issuer will repay the full principal amount at maturity of $10 per Security.

If the Final is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index Return in excess of the Buffer. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlying Index Return + Buffer)]

If the Final Level is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlying Index in excess of the Buffer, and you will lose up to 93% of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC and is not guaranteed by any third party.

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Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but you are urged to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying Equity Index Underlying Supplement and the accompanying prospectus supplement. You are also urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Structure or Features of the Securities

♦      Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Level is greater than or equal to the Downside Threshold and will make such payment only at maturity. If the Final Level is less than the Downside Threshold, you will be exposed to the decline in the Underlying Index in excess of the Buffer and the Issuer will repay less than the full principal amount of the Securities at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index in excess of the Buffer. Accordingly, you may lose up to 93% of your principal.

♦      Buffered Downside Market Exposure Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at that time the level of the Underlying Index is greater than or equal to the Downside Threshold.

♦      The Upside Gearing Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing or the Buffer or the Securities themselves, and the return you realize may be less than the product of the performance of the Underlying Index, as increased by the Buffer, and the Upside Gearing and may be less than the Underlying Index Return itself, even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing, subject to the Maximum Gain, only if you hold your Securities to maturity.

♦      Your Maximum Return on the Securities Is Limited by the Maximum Gain — If the Final Level of is greater than the Initial Level, for each Security, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Index, which may be significant. We refer to this percentage as the Maximum Gain. Therefore, you will not benefit from any positive Underlying Index Return in excess of an amount that, when added to the Buffer, and then multiplied by the Upside Gearing, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Underlying Index or its underlying components.

♦      The Initial Level Will Be Calculated Based on the Arithmetic Average of the Closing Levels of the Underlying Index Over the Initial Valuation Period — The Initial Level will be calculated by reference to the average of the Closing Levels of the Underlying Index over the Initial Valuation Period. As a result, the Initial Level and the Downside Threshold cannot be determined until the Initial Valuation Date, which occurs approximately seven scheduled trading days after the Trade Date. In addition, decreases in the level of the Underlying Index on one or more scheduled trading days during the Initial Valuation Period may be moderated, offset or more than offset by lesser decreases or increases in the level of the Underlying on the other scheduled trading days during the Initial Valuation Period. Therefore, your investment in the Securities may underperform an alternative investment with the Initial Level based solely on the performance of the Underlying Index on a single date at or near the Trade Date. For example, if the level of the Underlying Index were to increase suddenly following the Trade Date such that the Closing Level of the Underlying Index on the Trade Date was significantly lower than the Closing Levels over the Initial Valuation Period, the Initial Level would be significantly greater than the Closing Level of the Underlying Index on the Trade Date and the Initial Level would be more than it would have been if it had been determined based solely on the Underlying Index’s Closing Level on the Trade Date.

♦      The Final Level Will Be Calculated Based on the Arithmetic Average of the Closing Levels over the Final Valuation Period — The Final Level will be calculated by reference to the average of the Closing Levels of the Underlying Index over the Final Valuation Period. As a result, increases in the level of the Underlying Index on one or more scheduled trading days during the Final Valuation Period may be moderated, offset or more than offset by lesser increases or decreases in the level of the Underlying Index on the other scheduled trading days during the Final Valuation Period. Therefore, your investment in the Securities may underperform an alternative investment based solely on the performance of the Underlying Index on a single date at or near maturity. For example, if the level of the Underlying Index were to increase suddenly such that the Closing Level of the Underlying Index on the Final Valuation Date was significantly greater than the Closing Levels of the Underlying Index over the Final Valuation Period, the Final Level would be significantly less than the Closing Level of the Underlying Index on the Final Valuation Date and the payment at maturity would be less than it would have been if it had been determined based on the Underlying Index's Closing Level on the Final Valuation Date.

♦      The Amount Payable on the Securities Is Not Linked to the Level of the Underlying Index at Any Time Other Than during the Final Valuation Period – The Underlying Index Return will be based on the Final Level, calculated as the arithmetic average of the Closing Levels of the Underlying Index during the Final Valuation Period, subject to postponement for non-trading days and certain Market Disruption Events. Even if the level of the Underlying Index appreciates prior to the Final Valuation Period but then decreases during the Final Valuation Period, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Underlying Index prior to such decrease. Although the actual level of the Underlying Index on the Maturity Date or at other times during the term of the Securities may be higher than the Final Level, the Payment at Maturity will be based solely on the Final Level calculated as the arithmetic average of the Closing Levels of the Underlying Index during the Final Valuation Period. You may have to sell the Securities at a loss relative to your initial investment even if the level of the Underlying Index at that time is above the Initial Level.

♦      No Interest Payments – HSBC will not make any interest payments with respect to the Securities.

♦      The Probability That the Final Level Will Be Less Than the Downside Threshold Will Depend on the Volatility of the Underlying Index — Volatility is a measure of the degree of variation in the level of the Underlying Index over a period of time. The

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greater the expected volatilities of the Underlying at the time the terms of the Securities are set, the greater the expectation is at that time that the Final Level will be less than the Downside Threshold, which would result in a loss of up to 93% of your principal at maturity. However, the Underlying Index’ volatilities can change significantly over the term of the Securities. The level of the Underlying could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying Index and the potential loss of up to 93% of your principal at maturity.

Risks Relating to the Underlying Index

♦      Small-Capitalization Risk — The RTY tracks companies that are considered small-capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the level of the RTY may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦      Changes Affecting the Underlying Index – The policies of the Underlying Index sponsor concerning additions, deletions and substitutions of the stocks included in the Underlying Index and the manner in which the Underlying Index sponsor takes account of certain changes affecting those stocks included in the Underlying Index may adversely affect the level of the Underlying Index. The policies of the Underlying Index sponsor with respect to the calculation of the Underlying Index could also adversely affect the level of the Underlying Index. The Underlying Index sponsor may discontinue or suspend calculation or dissemination of the Underlying Index. Any such actions could have an adverse effect on the value of the Securities.

General Risk Factors

♦      The Securities Are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦      The Price of Your Securities in the Secondary Market, if Any,  After the Trade Date Is Expected to Be Less than the Price to Public – The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities, the underwriting discount and the costs associated with structuring and hedging our obligations under the Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Underlying Index and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

We determined the value of the embedded derivatives in the Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time.

♦      Owning the Securities Is Not the Same as Owning the Stocks Included in the Underlying Index – The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Underlying Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights as would the holders of the stocks included in the Underlying Index. The Underlying Index is a price return index, and the Underlying Index Return excludes any cash dividend payments paid on its component stocks.

♦      The Securities Are Not Insured or Guaranteed by any Governmental Agency of the United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event HSBC is unable to pay its obligations when due, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

♦      Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates intends to offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities. This price, if any, will exclude any fees or commissions paid when the Securities were purchased and therefore will generally be lower than such purchase price.

♦      Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may engage in business with the issuers of the stocks comprising the Underlying Index, which could affect the price of such stocks or the level of the Underlying Index and thus, may present a conflict between the obligations of HSBC and you, as a holder of the Securities. Additionally, potential

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conflicts of interest may exist between the Calculation Agent, which may be HSBC or any of its affiliates, and you with respect to certain determinations and judgments that the Calculation Agent must make, which include determining the Payment at Maturity based on the Final Level as well as whether to postpone the determination of the Final Level and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦      Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and which may be revised at any time. Any such research, opinions or recommendations could affect the level of the Underlying Index or the price of the stocks included in the Underlying Index, and therefore, the market value of the Securities.

♦      Economic and Market Factors Affecting the Terms and Market Price Prior to Maturity – Because structured notes, including the Securities, can be thought of as having a debt and derivative component, factors that influence the values of debt instruments and options and other derivatives also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the Underlying Index; the volatility of the Underlying Index; the dividend rate paid on stocks included in the Underlying Index; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the creditworthiness of HSBC. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦      Potential HSBC and UBS Impact on Price – Trading or transactions by HSBC, UBS Financial Services Inc. or any of our or their respective affiliates in the stocks comprising the Underlying Index or in futures, options, exchange-traded funds or other derivative products on stocks comprising the Underlying Index, may adversely affect the market value of the stocks comprising the Underlying Index, the level of the Underlying Index, and, therefore, the market value of your Securities.

♦      Uncertain Tax Treatment – Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See the discussion under “What Are the Tax Consequences of the Securities?” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Scenario Analysis and Examples at Maturity

The scenario analysis and examples below are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Underlying Index relative to the Initial Level. The hypothetical terms used below are not the actual terms that will apply to the Securities. The actual terms are indicated on the cover of this pricing supplement. We cannot predict the Final Level. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Underlying Index. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities.

Investment term:	Approximately four years and six months
Hypothetical Initial Level:	1,000.00
Maximum Gain:	67.20%
Upside Gearing:	1.7294, if the Final Level is equal to or greater than 130% of the Initial Level; or
1.26, if the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level
Hypothetical Downside Threshold:	930.00 (93% of the hypothetical Initial Level)
Buffer:	7%

Terms used for purposes of these hypothetical examples may not represent the actual Initial Level Downside Threshold or Final Level. The hypothetical Initial Level of 1,000.00 have been chosen for illustrative purposes only and may not represent a likely actual Initial Level. The actual Initial Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period, the actual Downside Threshold Level will be determined on the Initial Valuation Date, and the actual Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period. For historical Closing Levels of the Underlying Index, please see the historical information set forth under the sections titled “Information About the Underlying” below. We cannot predict the Closing Level of the Underlying Index on any day during the term of the Securities, including during the Initial Valuation Period and Final Valuation Period.

Final Level	Underlying Index Return	Payment at Maturity	Total Return on Securities at Maturity[1]
1,800.00	80.000%	$16.7200	67.200%
1,600.00	60.000%	$16.7200	67.200%
1,500.00	50.000%	$16.7200	67.200%
1,470.00	47.000%	$16.7200[2]	67.200%
1,400.00	40.000%	$15.5094	55.094%
1,300.00[3]	30.000%	$13.7800	37.800%
1,200.00	20.000%	$12.5200	25.200%
1,100.00	10.000%	$11.2600	12.600%
1,050.00	5.000%	$10.6300	6.300%
1,000.00	0.000%	$10.0000	0.000%
990.00	-1.000%	$10.0000	0.000%
950.00	-5.000%	$10.0000	0.000%
930.00[4]	-7.000%	$10.0000	0.000%
900.00	-10.000%	$9.7000	-3.000%
800.00	-20.000%	$8.7000	-13.000%
700.00	-30.000%	$7.7000	-23.000%
600.00	-40.000%	$6.7000	-33.000%
400.00	-60.000%	$4.7000	-53.000%
300.00	-70.000%	$3.7000	-63.000%
200.00	-80.000%	$2.7000	-73.000%
100.00	-90.000%	$1.7000	-83.000%
0.00	-100.000%	$0.7000	-93.000%

1 The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

2 The return on the Securities cannot exceed the maximum payment on the Securities.

3 If the Final Level is equal to or greater than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% times the Upside Gearing of 1.7294, up to the Maximum Gain of 67.20%.

If the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the Underlying Index Return times the Upside Gearing of 1.26.

4 This is the hypothetical Downside Threshold, which is 93% of the hypothetical Initial Level.

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Example 1 — The Final Level is equal to or greater than 130% of the Initial Level, and the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% multiplied by the Upside Gearing of 1.7294 is greater than the Maximum Gain

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,800.00
Hypothetical Downside Threshold:	930.00
Underlying Index Return	80.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,800.00 – 1,000.00) / 1,000.00 = 80.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than the 130% of the Initial Level, and the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% multiplied by the Upside Gearing of 1.7294 is greater than the Maximum Gain, the Issuer will pay a payment at maturity calculated as follows per Security:

(a) $10 + $10 x [37.80% + (Underlying Index Return - 30%) x the Upside Gearing of 1.7294]

= $10 + $10 x [37.80% + (80.00% - 30%) x 1.7294]

= $10 + $10 x [37.80% + 50.00% x 1.7294]

= $10 + $10 x [37.80% + 86.47%]

= $10 + $12.427

= $22.427; and

(b) $10 + ($10 x Maximum Gain)

= $10 + ($10 x 67.20%)

= $10 + $6.72

= $16.72

In this scenario, the payment at maturity of $22.427 is greater than the maximum payment on the Securities. Therefore, the payment at maturity would be the maximum payment of $16.72 per Security, which is the maximum payment on the Securities, represents a total return on the Securities equal to the Maximum Gain of 67.20%. As a result, an investment in the Securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the Index from the Initial Level without a Maximum Gain.

Example 2 — The Final Level is equal to or greater than 130% of the Initial Level, and the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% multiplied by the Upside Gearing of 1.7294 is less than the Maximum Gain

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,300.00
Hypothetical Downside Threshold:	930.00
Underlying Index Return	30.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,300.00 – 1,000.00) / 1,000.00 = 30.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than the 130% of the Initial Level, and the sum of (a) 37.80% plus (b) the amount by which the Underlying Index Return exceeds 30% multiplied by the Upside Gearing of 1.7294 is less than the Maximum Gain, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + $10 x [37.80% + (Underlying Index Return - 30%) x the Upside Gearing of 1.7294]

= $10 + $10 x [37.80% + (30% -30%) x 1.7294]

= $10 + $10 x [37.80% + 0]

= $10 + $3.78

= $13.78, which is less than the maximum payment on the Securities

The payment at maturity of $13.78 per Security represents a total return on the Securities of 37.80%.

Example 3 — The Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,100.00

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Hypothetical Downside Threshold:	930.00
Underlying Index Return	10.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,100.00 – 1,000.00) / 1,000.00 = 10.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than the Initial Level but less than 130% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 x Underlying Index Return x the Upside Gearing of 1.26)

= $10 + ($10 x 10.00% x 1.26)

= $10 + ($1 x 1.26)

= $10 + $1.26

= $11.26

The payment at maturity of $11.26 per Security represents a total return on the Securities of 12.60%.

Example 4 — The Final Level is equal to or greater than the Downside Threshold but less than the Initial Level

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	950.00
Hypothetical Downside Threshold:	930.00
Underlying Index Return	-5.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (950.00 – 1,000.00) / 1,000.00 = -5.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than the Downside Threshold but less than the Initial Level, the Issuer will repay the principal amount of the Securities at maturity: $10.00.

The payment at maturity of $10.00 per Security represents a total return on the Securities of 0.00%.

Example 5 — The Final Level is less than the Downside Threshold

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	400.00
Hypothetical Downside Threshold:	930.00
Underlying Index Return	-60.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (400.00 – 1,000.00) / 1,000.00 = -60.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + [$10 × (Underlying Index Return + 7%)]

=$10 + [$10 × (-60.00% + 7%)]

= $10 + [-$5.3]

= $4.70

The payment at maturity of $4.70 per Security represents a loss on the Securities of 53.00%, which reflects the Underlying Index Return of -60.00% plus the Buffer of 7%. As this example illustrates, if the Final Level is less than the Downside Threshold, you will incur a loss on your investment.

If the Final Level is less than the Downside Threshold, at maturity the Issuer will repay less than the full principal amount, resulting in a loss of 1% of principal for every 1% decline in Underlying Index in excess of the Buffer. Investors could lose up to 93% of their principal amount.

The Initial Level will be calculated by reference to an average of the Closing Levels of the Underlying Index during the Initial Valuation Period, and the Final Level will be calculated by reference to an average of the Closing Levels of the Underlying Index during the Final Valuation Period. These averaging features may result in a lower return at maturity than a return based solely on the performance of the Underlying Index as measured on a single date at or near the Trade Date to determine the Initial Level and on a single date at or near maturity to determine the Final Level. See “Risk Factors” above.

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What Are the Tax Consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid executory contracts with respect to the Underlying Index. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to Securities that are treated as pre-paid executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ materially and adversely from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of the Securities is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

We will not attempt to ascertain whether any of the entities whose stock is included in the Underlying Index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Underlying Index were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Underlying Index and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Underlying Index is or becomes a PFIC or USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the Securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Index or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Index or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

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Information About the Underlying

The Russell 2000® Index

The Russell 2000® Index (“RTY”) is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-45 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the Underlying Index

The following graph sets forth the historical performance of the Underlying Index based on the daily historical closing levels from January 16, 2012 to January 14, 2022, as reported on the Bloomberg Professional® service. The black line represents a hypothetical Initial Level, which is equal to the Closing Level of the Underlying Index on January 14, 2022. and the green line represents a hypothetical Downside Threshold, which is 93.00% of the Closing Level of the Underlying Index on January 14, 2022. The actual Initial Level and Downside Threshold will be determined on the Initial Valuation Date and will be based on the Initial Level, which will be calculated by reference to an average of the Closing Levels of the Underlying Index during the Initial Valuation Period.

We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical levels of the Underlying Index should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

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Events of Default and Acceleration

If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described herein. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for the purposes of determining the Underlying Index Return. If a Market Disruption Event exists with respect to the Underlying Index on that scheduled trading day, then the accelerated Final Valuation Date for the Underlying Index will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC Securities (USA) Inc. has agreed to sell to the Agent, and the Agent has agreed to purchase, all of the Securities at the price to public less the underwriting discount indicated on the cover hereof. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. The Agent may allow a concession to its affiliates not in excess of the underwriting discount set forth on the cover hereof.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time. HSBC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice.

Delivery of the Securities will be made against payment for the Securities on the Settlement Date set forth on the cover page of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than two business days prior to the Settlement Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-83 in the accompanying prospectus supplement.

Validity of the Securities

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the Securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 23, 2021, and issued and paid for as contemplated herein, the Securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 23, 2021, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 23, 2021.

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